Exhibit 21

Subsidiaries of the Company

The following is a list of subsidiaries as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	Place of Incorporation
1700 Insurance Company Ltd.	Bermuda
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Storage & Security LLC	Delaware
Master Lock Company LLC	Delaware
Master Hardware & Manufacturing Company	Wisconsin
Master Lock Canada, Inc./Serrures Master Lock Canada, Inc.	Canada
Master Lock de Nogales, S.A. de C.V.	Mexico
Master Lock Europe, S.A.S.	France
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
MasterBrand US Holdings Corp.	Delaware
FBHS Holding Luxembourg S.a.r.l.	Luxembourg
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KCMB US Partnership	Delaware
MBCI Canada Partnership	Manitoba, Canada
Kitchen Craft of Canada	Canada
Moen	Ontario, Canada
Moen Holding LLC	Delaware
Moen Incorporated	Delaware
Moen China, Limited	Hong Kong
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China
Moen Guangzhou Faucet Co., Ltd.	China
NHB Industries Limited	Canada
Panther Transport, Inc.	Iowa
Woodcrafters Home Products Holding, LLC	Delaware
Woodcrafters Home Products, LLC	Delaware
FAEVS Holding, Inc.	Texas
Woodcrafters Home Products, S de RL de CV	Mexico
Woodcrafters Mexico Holding, S de RL de CV	Mexico
Servicios Laborales de Campeche, S de RL de CV	Mexico
Fortune Brands Windows & Doors, Inc.	Delaware
Fortune Brands Windows, Inc.	Delaware
Simex, Inc.	West Virginia
Simonton Building Products, Inc.	West Virginia
Simonton Windows, Inc.	West Virginia
Therma-Tru Corp.	Ohio
Fypon LLC	Delaware
Fypon Chemical Industry (Yantai) Co., Ltd.	China
Puertas y Vidrios de Matamoros, S.A. de C.V.	Mexico